Exhibit 99.1

Pursuant to General Instruction number 4(b)(v) to Form 4, the following additional reporting persons are covered by this joint filing:

Name:                                     Andrew S. Rachleff

Kevin R. Harvey

Bruce Dunlevie

Robert Kagle

Alexandre Balkanski

Steven M. Spurlock

Benchmark Founders’ Fund IV, L.P.

Benchmark Capital Partners IV, L.P.

Benchmark Founders’ Fund IV-A, L.P.

Benchmark Founders’ Fund IV-B, L.P.

Benchmark Founders’ Fund IV-X, L.P.

Address:                       2480 Sand Hill Road

Suite 200

Menlo Park, CA  94025

Designated Filer:    Benchmark Capital Management Co. IV, L.L.C.

Issuer and Ticker Symbol:    OpenTable, Inc. (OPEN)

Date of Event Requiring Statement:    May 27, 2009

Signatures:	By:	/s/ Steven M. Spurlock
Steven M. Spurlock, Managing Member

/s/ Steven M. Spurlock
Steven M. Spurlock, on his own behalf and by power
of attorney for the above individuals and entities